UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2022

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

Effective on December 3, 2022, the Board of Directors of Golden Matrix Group, Inc. (the “Company”), with the recommendation of the Nominating and Governance Committee of the Board of Directors, appointed Philip Daniel Moyes as a member of the Board of Directors and as a member of the Audit Committee of the Board of Directors, with such appointment to take effect immediately. Mr. Moyes was appointed to fill the vacancy left by the resignation of Mr. Aaron Richard Johnston as a member of the Board of Directors and as a member of the Audit Committee, which resignation was effective November 1, 2022.

Mr. Moyes was appointed as a Class I director. As a Class I director, Mr. Moyes is expected to stand for election by the Company’s shareholders at the 2023 Annual Meeting of shareholders.

The Board of Directors determined that Mr. Moyes was “independent” pursuant to the rules of the NASDAQ Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Mr. Moyes is not party to any material plan, contract or arrangement (whether or not written) with the Company and there are no arrangements or understandings between Mr. Moyes and any other person pursuant to which Mr. Moyes was selected to serve as a director of the Company, nor is Mr. Moyes a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

There are no family relationships between any director or executive officer of the Company, including Mr. Moyes.

Mr. Moyes will be entitled to receive compensation for his services as a director consistent with the compensation paid to other non-executive directors as described in the Definitive Information Statement on Schedule 14C which was filed by the Company with the Securities and Exchange Commission on May 18, 2022, and set forth under “Director Compensation—Independent Director Compensation Policy” and is entitled to participate in the Company’s equity incentive plans in effect and as amended from time to time, as described in the Information Statement.

Mr. Moyes is expected to receive the same compensation as the other non-executive members of the Board of Directors of the Company, which is described in the Information Statement.

Biographical information for Mr. Moyes is provided below:

Philip Daniel Moyes, age 50, has served as a director of Carbon Logic Ltd, a consulting company to the gaming industry since May 2017. Since October 2021, he has also served as the Chief Executive Officer of Ultimate Platform Technology Ltd., a technology platform provider to the Gaming industry. From February 2018 to November 2018, Mr. Moyes has served as the Group Chief Information Officer of Rank Group PLC, an online and retail gaming company. From July 2007 to March 2017, Mr. Moyes served as Group Chief Information Officer of William Hill Organization PLC, which is in the online and retail gaming industry. From January 2006 to June 2007, Mr. Moyes served as IT Director for Tote, an online and retail gaming company. Mr. Moyes received a bachelor’s degree in Business Administration (with honors) and a Master of Business Administration from Heriot-Watt University, Edinburgh, Scotland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 7, 2022	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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